Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BURT WEISS, individually and on

behalf of all others similarly situated,

Plaintiff,

v.

ALLEN SALMASI, JACK ROSEN,

WILLIAM H. WEBSTER, CARL E. VOGEL, DOUGLAS F. MANCHESTER, NADER TAVAKOLI, NEXTWAVE WIRELESS INC., AT&T INC., and RODEO ACQUISITION

SUB INC.,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 7821-VCN

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF NEXTWAVE WIRELESS INC., EITHER OF RECORD OR BENEFICIALLY, AT ANY TIME BETWEEN AND INCLUDING AUGUST 1, 2012, AND THE DATE OF THE CONSUMMATION OF THE TRANSACTION (DEFINED HEREIN), INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM (EXCLUDING DEFENDANTS, THEIR SUBSIDIARY COMPANIES, AFFILIATES, AND MEMBERS OF THEIR IMMEDIATE FAMILIES, AS THE CASE MAY BE).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF NEXTWAVE WIRELESS INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I.    PURPOSE OF NOTICE

Pursuant to an Order of the Court of Chancery of the State of Delaware (the “Delaware Court”) dated November 16, 2012, and further pursuant to Chancery Court Rule 23, this Notice is to inform you of (i) the Delaware Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (“Action”) as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of the Class (defined below), (ii) the proposed settlement of the Action (the “Settlement”) as provided for in a Stipulation of Settlement (the “Stipulation”) dated November 7, 2012, and (iii) your right to participate in a hearing to be held on February 6, 2013, at 10:00 a.m., before the Delaware Court in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901 (the “Settlement Hearing”) to determine whether the Delaware Court should (a) finally certify the Action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2); (b) certify named plaintiff Burt Weiss (“Plaintiff”) as Class representative and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. as Class counsel; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; and (d) consider a request for an award of attorneys’ fees and expenses to counsel for Plaintiff.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Delaware Court approves the Settlement, the parties will ask the Delaware Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. The Delaware Court has the right to adjourn the Settlement Hearing without further notice. The Delaware Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE DELAWARE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE DELAWARE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II.    BACKGROUND OF THE ACTION

On August 2, 2012, NextWave Wireless Inc. (“NextWave” or the “Company”) and AT&T Inc. (“AT&T”) announced that they had reached a definitive merger agreement (the “Merger Agreement”) pursuant to which, among other things, AT&T, through its wholly owned subsidiary Rodeo Acquisition Sub Inc. (“Merger Sub”), would acquire all the outstanding shares of NextWave for (i) $1.00 per share in cash and (ii) a non-transferable contingent payment right representing a pro rata interest in an amount of up to $25 million held in escrow, which may be reduced in respect of indemnification obligations and other amounts payable to AT&T (the “Transaction”).

On August 17, 2012, the Company filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement.

On August 31, 2012, Plaintiff filed the Action against Allen Salmasi, Jack Rosen, William H. Webster, Carl E. Vogel, Douglas F. Manchester, and Nader Tavakoli (collectively, the “Individual Defendants”), and the Company, AT&T, and Merger Sub (collectively, with the Individual Defendants, the “Defendants”).

In his Verified Class Action Complaint (the “Complaint”), Plaintiff alleged, among other things, that the Individual Defendants, who are the directors of NextWave, breached their fiduciary duties in connection with their consideration and approval of the Transaction; the Company’s public disclosures regarding the Transaction were materially misleading and failed to disclose material information; and the Company, AT&T, and Merger Sub aided and abetted the Individual Defendants’ alleged breach of fiduciary duties. Specifically, Plaintiff alleged, among other things, that:

•

the Individual Defendants had breached their fiduciary duties because the process that had led up to and resulted in the Merger Agreement had favored the Company’s noteholders at the expense of its stockholders and had failed to maximize stockholder value; and

•

the Individual Defendants had failed to disclose material facts concerning the Transaction, including (i) the identity of the noteholders and the amount of consideration each would receive in the Transaction; (ii) whether the Company’s financial advisors conducted a liquidation analysis; (iii) the Company’s potential alternatives to the Transaction, including efforts to sell wireless spectrum assets, and the basis for determining that those alternatives would result in less than the allocation proposed by the Company’s noteholders; (iv) various data and inputs underlying the financial analyses supporting the fairness opinion that had been rendered by the Company’s financial advisors; (v) the internal estimates and other information relating to the Company’s cash flows, assets, liabilities, furnished to the Company’s financial advisors by the Company; and (vi) all the circumstances under which the escrow fund for stockholders may be reduced.

On September 5, 2012, the Company filed with the SEC a definitive proxy statement (the “Proxy”).

On September 6, 2012, Plaintiff served Defendants with Plaintiff’s First Request for the Production of Documents and Things to All Defendants.

On September 6, 2012, Plaintiff filed a Motion for Expedited Proceedings, seeking expedited proceedings, including a preliminary injunction hearing and expedited discovery, and a Motion for Preliminary Injunction, seeking an order enjoining the Transaction.

On September 6, 2012, two California Actions were filed in the Superior Court for San Diego County, California, captioned Rodriguez v. NextWave Wireless, Inc., 37-2012-00103743-CU-SL-CTL and Juzwik v. NextWave Wireless, Inc., 37-2012-00103742-CU-SL-CTL (the “California Actions”), by plaintiffs Juzwik and Rodriguez (the “California Plaintiffs”).

On September 10, 2012, counsel for Plaintiff, California Plaintiffs, and Defendants negotiated a Stipulation and Order Governing the Production and Exchange of Confidential Information to govern the discovery process and the use of documents produced during discovery (the “Protective Order”). The Delaware Court granted the Protective Order on September 11, 2012.

On September 11, 2012, after negotiations, the parties to the Action agreed to a Scheduling Order Regarding Expedited Proceedings, in which Plaintiff’s Motion for Expedited Proceedings was granted and in which a hearing on Plaintiff’s Motion for Preliminary Injunction was scheduled for September 25, 2012. The Delaware Court granted the Scheduling Order on September 12, 2012.

Plaintiff and California Plaintiffs engaged financial and valuation experts to analyze the facts and circumstances concerning the Transaction, the financial disclosures made by Defendants, and the adequacy of the consideration to be paid to the Company’s stockholders in connection with the Transaction.

Plaintiff and California Plaintiffs received and aver that they reviewed (with the assistance of financial and valuation experts) over 7,250 pages of confidential, non-public documents produced by Defendants regarding the Transaction.

Plaintiff’s and California Plaintiffs’ counsel took three contested depositions before entering into any agreement to settle Plaintiff’s and California Plaintiffs’ claims: NextWave director and Chairman Allen Salmasi on September 17, 2012; NextWave director Carl Vogel on September 19, 2012; and Stanley Holtz, of NextWave’s financial advisor Moelis & Company, on September 19, 2012.

Plaintiff, California Plaintiffs, and Defendants engaged in extensive arm’s-length negotiations concerning a possible settlement of the Action and the California Actions.

On September 20, 2012, after negotiations, Plaintiff, California Plaintiffs, and Defendants reached an agreement-in-principle to settle the Action and the California Actions and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-principle settlement on terms and conditions substantially similar to those set forth below. Attached as Exhibit A to the MOU were certain additional disclosures to be made by NextWave in a supplement to the Proxy (the “Supplemental Disclosures”).

Plaintiff’s counsel prepared a Brief in Support of Preliminary Injunction, which was due to be filed with the Delaware Court on September 20, 2012, but was obviated by the signing of the MOU.

Prior to the execution of the MOU, Plaintiff, California Plaintiffs, and Defendants did not discuss the appropriateness or amount of any application by Plaintiff’s or California Plaintiffs’ counsel for an award of attorneys’ fees and expenses. No discussions concerning the amount of any attorneys’ fees or expenses were conducted between Plaintiff and California Plaintiffs and Defendants in connection with the Action or the California Actions until all of the other terms of the Stipulation had been agreed upon.

On September 21, 2012, Plaintiff’s counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the parties had reached an agreement-in-principle to settle the Action and the California Actions.

On September 21, 2012, NextWave filed with the SEC and mailed to its stockholders a supplement to the Proxy containing the Supplemental Disclosures. These Supplemental Disclosures can be found on the SEC’s EDGAR site at http://www.sec.gov/Archives/edgar/data/1374993/000119312512398848/d414475ddefa14a.htm. They include additional information concerning:

•	the amendment and extension of the Company’s senior notes, subordinated notes and third lien notes;

•	the entry of the Company into a confidentiality agreement and exclusivity agreement with AT&T;

•	certain additional disclosure relating to the Company’s independent committee of its Board and its deliberations;

•	the potential claims against the escrow fund that could reduce the amount of the payment of the Contingent Payment Rights;

•	the financial interest of certain Individual Defendants and their affiliates as noteholders in connection with the Transaction;

•	the estimated amount of the Company’s Net Operating Loss Carry-Forwards and the anticipated substantial reduction of such Net Operating Loss Carry-Forwards in connection with the Transaction; and

•

certain information relating to the basis for the fairness opinion of the Company’s financial advisors, and certain fees that the financial advisor had received from the Company during the prior two years.

On October 8, 2012, the parties to the California Actions filed a Notice of Settlement and Request for Stay in both California Actions pending resolution of the Action.

On October 2, 2012, the NextWave stockholders approved the Transaction and adopted the Merger Agreement.

The Transaction has not yet been consummated.

III.    REASONS FOR THE SETTLEMENT

Plaintiff, through his counsel, completed an investigation of the claims and allegations asserted in the Action, as well as the underlying events that are relevant to the Transaction. In connection with their investigation, counsel for Plaintiff reviewed the confidential documents produced by Defendants, as well as publicly available documents, including documents filed by NextWave with the SEC in connection with the Transaction, and have also conducted additional factual and legal research concerning the validity of their claims, including the three contested depositions described above. Plaintiff’s counsel also engaged and conferred with financial and valuation experts in assessing the relative merits of the claims and defenses at issue. While Plaintiff believes that the claims he asserted have merit, he also believes that the Settlement provides substantial benefits for the Class (defined below). Plaintiff and his counsel believe that any claims relating to disclosure issues would be and have been best remedied by the Supplemental Disclosures that were contained in the supplement to the Proxy that NextWave filed with the SEC on September 21, 2012. In addition to the benefits provided by the Settlement to the Class, Plaintiff and his counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits and the allegations contained in the Action; (iii) the desirability of permitting the Settlement to be consummated according to its terms; and (iv) whether the terms and conditions of the Settlement are fair, reasonable, and adequate, and in the best interests of Plaintiff and members of the Class to settle the Action, as set forth below.

After considering all of the foregoing, and in consultation with their financial and valuation experts, Plaintiff and his counsel have determined that a settlement of the Action on the terms reflected in the Stipulation is fair, reasonable, adequate, and in the best interests of NextWave’s stockholders and the members of the Class.

Defendants have vigorously denied, and continue to deny: (i) any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Action and California Actions; (ii) that they engaged in any wrongdoing; (iii) that they committed any violation of law; (iv) that they breached or aided and abetted any breach of any fiduciary or disclosure duties; (v) that they acted improperly in any way; and (vi) any liability of any kind to Plaintiff, California Plaintiffs, or the Class (defined below) in the Action or California Actions. Notwithstanding their denial of liability, in order to: (i) avoid the distraction, burden, and expense of further litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action and California Actions, Defendants consider it desirable that the Action be settled and dismissed on the merits, with prejudice, and without costs to any party (except as set forth below).

IV.    THE SETTLEMENT

In consideration for the Settlement and dismissal with prejudice of the Action and California Actions, and the releases described herein, NextWave included the Supplemental Disclosures in a supplement to the Proxy, filed with the SEC on September 21, 2012. Plaintiff’s and California Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of this Action and the California Actions and discussions with Plaintiff’s and California Plaintiffs’ counsel caused their decision to make the Supplemental Disclosures, which contains information sought in the Complaint. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiff, California Plaintiffs, the Class, or anyone in connection with the Released Claims (defined below) and the subject matter thereof, including the Transaction and the disclosures to NextWave stockholders in connection therewith. Defendants deny and do not concede the materiality of any of the Supplemental Disclosures. Defendants are entering into the Settlement solely because the Settlement would eliminate the distraction, burden, and expense of further litigation.

V.    CLASS ACTION CERTIFICATION

The Delaware Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of NextWave common stock, either of record or beneficially, at any time between and including August 1, 2012, and the date of the consummation of the Transaction, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be.

VI.    SETTLEMENT HEARING

The Delaware Court has scheduled a Settlement Hearing which will be held on February 6, 2013, at 10:00 a.m., before the Delaware Court in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901, to:

a.	determine whether the provisional class action certification should be made final;

b.	determine whether the Settlement should be approved by the Delaware Court as fair, reasonable, adequate, and in the best interests of the Class;

c.	determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d.	consider Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses; and

e.	rule on such other matters as the Delaware Court may deem appropriate.

The Delaware Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Delaware Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties and without further notice to the Class.

VII.    RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Delaware Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Delaware Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Delaware Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Delaware Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Delaware Court to consider. Such filings shall be served electronically by LexisNexis File & Serve, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Esquire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, DE 19803

Blake Rohrbacher, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Kenneth J. Nachbar, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19801

Unless the Delaware Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiff and his counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII.    INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, Plaintiff, California Plaintiffs, and all members of the Class are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims (defined below), either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons (defined below).

IX.    ORDER AND FINAL JUDGMENT OF THE COURT

If the Delaware Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Class, the Parties shall jointly request that the Delaware Court enter an Order and Final Judgment. The Order and Final Judgment shall, among other things:

a.	Certify the Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2);

b.	Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c.	Certify Plaintiff as the class representative and the law firms of Levi & Korsinsky LLP and Rigrodsky & Long, P.A. as Class counsel;

d.	Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e.	Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons (defined below) from the Released Claims (defined below); and

f.	Determine any award of attorneys’ fees and expenses incurred by counsel for Plaintiff.

X.    RELEASES

Under the terms of the Settlement, Plaintiff, California Plaintiffs, and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in the Action, the California Actions, or in any other court, tribunal, or proceeding (including, but not limited to, any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law) by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity, against Defendants, Frank A. Cassou, Francis J. Harding, and Robert T. Symington, or any of their families, parent entities, controlling persons, associates, affiliates, successors, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, lenders, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”), whether or not any such Released Person was named, was served with process, or appeared in the Action or the California Actions, which have arisen, could have arisen, arise now, or hereafter may arise out of or relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Action, the California Actions, the Proxy, the Transaction, the Merger Agreement and the transactions contemplated therein, including without limitation (i) the Transaction, the Merger Agreement, or any element, term or condition of the Transaction, the Merger Agreement, or any other document entered into in respect of the Transaction, (ii) Defendants’ consideration, evaluation, and/or approval of the Transaction, (iii) the disclosures or any public filings, periodic reports, press releases, proxy statements or other statements issued, made available, filed, or otherwise disclosed or communicated related directly or indirectly to the Transaction, (iv) any stockholder vote with respect to the Transaction, (v) the consideration offered, paid or received by any Released Person or Class member in connection with the Transaction, (vi) the purchase and redemption of the Company’s secured notes, (vii) payments to the Company’s directors and executive officers in connection with the Transaction, and (viii) any fees, costs, or expenses incurred in prosecuting, defending, or settling the Action and the California Actions (other than any award of attorneys’ fees and expenses to Plaintiff’s counsel as described herein) (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include: (a) any claims to enforce the Settlement or the terms of the Stipulation, (b) any claims arising from any future actions or failures to act with respect to the distribution of the escrow fund and contingent payment rights referenced at pages 70 and 71 of the Proxy issued by the Company in connection with the Transaction, or (c) any claims properly asserted by NextWave stockholders for appraisal under Section 262 of the General Corporation Law of the State of Delaware.

Under the terms of the Settlement, Defendants and the Released Persons shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever released Plaintiff, California Plaintiffs, their counsel, financial and valuation experts, and members of the Class from all claims arising out of the commencement, prosecution, settlement, or resolution of the Action and the California Actions; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

The releases contemplated by the Stipulation shall extend to claims that the Releasing Persons know or suspect to exist at the time of the release, which if known, might have affected their decision to enter into the release or whether or how to object to the Settlement. This Settlement is intended to extinguish all Released Claims, and, consistent with such intention, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States, any state or territory of the United States, foreign law or any principle of common law that may have the effect of limiting the releases set forth above. The Releasing Persons shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement, but that it is their intention (and Plaintiff’s intention on behalf of the Class) to fully, finally, and forever settle and release any and all Released Claims, whether known or unknown, suspected or unsuspected, which now exist or heretofore existed or may hereafter exist and without regard to the subsequent discovery or existence of such additional or different facts.

XI.    CONDITIONS OF SETTLEMENT

The Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the parties to the Stipulation, absent fulfillment of each of the following:

1.	The consummation of the Transaction;

2.	Final Approval[1] of the Settlement without the award of any damages, costs, fees or the grant of any further relief except for an award of attorneys’ fees and expenses as described herein; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement;

3.	The dismissal with prejudice of the California Actions in accordance with the Stipulation and such dismissal being finally affirmed on appeal or such dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise;

4.	The entry of a final judgment in the Action approving the Settlement and providing for the dismissal with prejudice of this Action and approving the grant of a release by the Class to the Released Persons of the Released Claims; and

5.	The inclusion in the final judgment in the Action of a provision enjoining all members of the Class from asserting any of the Released Claims.

[1]	The approval of the Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of this Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

XII.    APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiff’s and California Plaintiffs’ counsel played a material and substantial role, NextWave’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of the Settlement, the parties to the Stipulation negotiated an attorneys’ fee award payable by NextWave (or its insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by NextWave or its insurers.

Plaintiff’s counsel shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000, to be paid, or caused to be paid, by NextWave (or its insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiff’s request for an award of attorneys’ fees and expenses up to $405,000, in full settlement of Plaintiff’s claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000, Plaintiff’s counsel shall not be paid any amount in excess of $405,000. Should the Delaware Court award an amount less than $405,000, Plaintiff’s counsel shall be paid no more than the amount awarded by the Delaware Court. Plaintiff’s counsel warrants that no portion of such fees and expenses shall be paid to Plaintiff or any other member of the Class, except as approved by the Delaware Court. Plaintiff and California Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this paragraph, including from the California Court in connection with the California Actions. The parties to the Stipulation agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made after all of the following events have occurred: (a) entry of an order awarding such fees and expenses; (b) entry of the orders dismissing with prejudice this Action and the California Actions; and (c) consummation of the Transaction. Such payment will be made no later than the tenth (10th) business day following the completion of the three events. Any such payment shall be made subject to the joint and several obligations of Plaintiff’s and California Plaintiffs’ counsel to make refunds or repayment to NextWave (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, or the fee or expenses award is reduced or reversed. Each of Plaintiff’s and California Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this Paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to an account designated by Plaintiff’s counsel, and payment in accordance with the wire instructions provided by Plaintiff’s counsel shall fully and completely discharge the obligations of NextWave (or its insurers) to pay any fees and expenses awarded by the Delaware Court. Payment of attorneys’ fees is conditional upon consummation of the Transaction.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this Notice, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, by California Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiff and California Plaintiffs and/or any other person who may assert a claim to the Fee Award.

XIII.    NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of the common stock of NextWave at any time between and including August 1, 2012, and the date of the consummation of the Transaction, for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

NextWave Shareholder Litigation Notice Administrator

c/o KCC Class Action Services

P.O. Box 6177

Novato, CA 94948-6177

Nextwave@kccllc.com

XIV.    SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses that have been asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the documents filed with the Delaware Court. You or your attorney may examine the Delaware Court files during regular business hours of each business day at the office of the Register in Chancery, in the Kent County Courthouse, 414 Federal Street, Dover, Delaware 19901. Questions or comments may be directed to Plaintiff’s counsel, Brian D. Long, Esquire, Rigrodsky & Long, P.A., 2 Righter Parkway, Suite 120, Wilmington, Delaware 19803, (302) 295-5310, or Donald J. Enright, Esquire, Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, DC 20007, (202) 524-4290.

PLEASE DO NOT WRITE OR CALL THE COURT.

Dated: November 20, 2012	BY ORDER OF THE COURT

/s/ Karlis Johnson
Register in Chancery